Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Village Bank and Trust Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-159594, 333-192408, 333-196893) and Form S-8 (No. 333-205407) of Village Bank and Trust Financial Corp. of our report dated March 30, 2018, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Richmond, Virginia
March 30, 2018